Exhibit 99.1

TERMINATION AND RELEASE AGREEMENT

        TERMINATION AND RELEASE AGREEMENT, dated as of July 30, 2004 (this “Termination Agreement”), among Aquila Merchant Services, Inc. (as successor to Aquila Energy Marketing Company), a Delaware corporation (“AMS”), Aquila, Inc. (formerly known as UtiliCorp United Inc.), a Delaware corporation (“ILA” and together with AMS, “Aquila”), St. Paul Fire and Marine Insurance Company (the “Surety”), and the Municipal Gas Authority of Mississippi, an authority created as a local distribution company of the State of Mississippi (“MGAM”). Capitalized terms used herein and not otherwise defined are used as defined in the Agreement (as defined below).

W I T N E S S E T H

        WHEREAS, Aquila and MGAM entered into that certain Natural Gas Purchase and Sale Agreement dated as of November 2, 2000 (the “Agreement”) under which Aquila agreed to supply MGAM with fixed quantities of natural gas on a monthly basis through November, 2010 in exchange for a single advance payment by MGAM;

        WHEREAS, to secure the obligations of Aquila under the Agreement, Aquila delivered to MGAM an Advance Payment Surety Bond, Bond No. 400JS9376, issued by the Surety, in the original penal sum of $128,662,000 (the “Surety Bond”);

        WHEREAS, by Rider dated October 4, 2002, National Indemnity Company (the “Co-Surety”), was added as a co-surety on the Surety Bond;

        WHEREAS, concurrently with the execution of the Agreement, each of ILA and MGAM entered into a swap confirmation (the “ILA Swap” and the “MGAM Swap” respectively and collectively, the “Swaps”) with Canadian Imperial Bank of Commerce (“CIBC”);

        WHEREAS, to finance the advance payment and fund related transaction costs, MGAM entered into a transaction with the Mississippi Development Bank (the “Bank”), under which the Bank issued special obligation bonds (the “Bonds”) and loaned the proceeds to MGAM;

        WHEREAS, Aquila has ceased making deliveries of natural gas under the Agreement beginning July 21, 2004, resulting in a Seller Delivery Default as defined in the Agreement;

        WHEREAS, a chronic Seller Delivery Default has occurred under Section 5.4(i) of the Agreement, permitting MGAM to cause early termination of the Agreement;

        WHEREAS, MGAM has elected to execute its right to terminate the Agreement (the “Early Termination”), in reliance upon and conditioned upon the full performance by Aquila and the Surety of the payment and other terms of the Termination Agreement described in Section 3(b) of this Termination Agreement, the parties wish to execute this Termination Agreement to confirm the amounts to be paid by the parties in connection with Early Termination, and address the procedures to effectuate Early Termination.

        NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Incorporation of Recitals. Each of the Recitals set forth above is hereby incorporated in this Termination Agreement.

2.	Termination of Agreement. Pursuant to Section 19.3(d) of the Agreement, MGAM has elected to terminate the Agreement as of July 31, 2004 (the “Early Termination Date”). Upon the timely execution by the parties of this Termination Agreement and the Letter Agreement, MGAM shall send Written Notice (as defined in the Agreement and the Surety Bond) to Aquila and the Surety, as provided in Section 19.4 of the Agreement and Section 2 of the Surety Bond. A copy of such Written Notice is attached hereto as Exhibit A. A copy of such Written Notice shall be received by the Surety on July 30, 2004. Each of the Parties hereby waives any notice of the Seller Delivery Default or Event of Early Termination required under the Agreement.

3.	Payments. The Parties agree that the following payments shall be made on or before August 2, 2004 (the “Termination Payment Date”) in accordance with the procedures described below.

(a)	(i) The Parties agree that the Termination Payment due under the Agreement and the Maximum Insured Amount under the Surety Bond based on the Early Termination Date is $91,291,000.

(ii)	The Surety shall make payment of the Termination Payment in immediately available funds on or before 5:00 p.m. (EDT) on the Termination Payment Date. The Surety expressly waives the ten-day prior notice provisions of Section 2.b of the Surety Bond and any other requirements of prior notice as a condition to payment under the Surety Bond.

(iii)	Payment of the Termination Payment shall be made to the Trustee, for the account of MGAM, to be held pursuant to the terms of the Bond Indenture and MGAM Resolution (as defined in Section 20 of this Termination Agreement).

(iv)	Upon receipt of the Termination Payment and the Supplementary Amount by MGAM, the Surety Bond shall cease to be of further effect and all of the other obligations of the Surety and Co-Surety under the Surety Bond shall be discharged. MGAM shall cause the Surety Bond to be redelivered to the Surety immediately.

(b)	In addition to the Termination Payment, Aquila shall pay to MGAM on or before 5:00 p.m. (EDT) on the Termination Payment Date, in immediately available funds, an additional amount (the “Supplementary Amount”) as described in that certain letter agreement of even date (the “Letter Agreement”) between Aquila and MGAM representing amounts owed by Aquila for put gas, missed deliveries and other costs. Payment of the Supplementary Amount shall be made to such accounts as MGAM may direct.

(c)	MGAM will make the swap payment provided for in Section 3(a) hereof on the Termination Payment Date.

(d)	MGAM acknowledges that, other than for Market Exposure Damages under the Agreement, it waives any and all other claims for damages, costs, expenses or liabilities under the Agreement, whether as a result of or arising out of the Early Termination or otherwise.

4.	Nonpayment; Cancellation

(a)	Subject to the requirements set forth in subsection (b) below, in the event that either of the payments to be made to MGAM under Section 3(a) and 3(b) are not made when called for under this Termination Agreement, then this Termination Agreement shall be deemed cancelled in full and rescinded as of the date of its execution. The Parties shall be regarded as being fully restored to their respective legal rights and obligations under the Agreement and Surety Bond and otherwise, all as in effect prior to execution of this Termination Agreement. Any Written Notice, other notice, release or other action taken pursuant hereto by any Party shall be treated as cancelled and of no legal effect.

(b)	It shall be a condition precedent to the rescission provided in subsection (a), that MGAM return, in immediately available funds, any and all payments received under either Section 3(a) or Section 3(b) within 24 hours of receipt of such payment. In the event that any such payment is not returned within such period, then no rescission or cancellation shall be deemed to take place, and this Termination Agreement shall remain in full force and effect. MGAM shall be entitled then to enforce all its rights and remedies under this Termination Agreement.

5.	Swap Payments and Market Exposure Damages.

(a)	MGAM shall make a final payment to CIBC in immediately available funds for amounts owing under the MGAM Swap for the month of July. Notwithstanding any provisions in the MGAM Swap to the contrary, such payment shall be made to CIBC on or before 5:00 p.m. (EDT) on the Termination Payment Date.

(b)	On or prior to the Early Termination Date, Aquila and MGAM will execute the termination letters issued by CIBC and the Termination Agreement confirming the closeout terms of the Swaps. MGAM will assign to CIBC its right to receive Market Exposure Damages under the Agreement, in lieu of any payment by MGAM upon early termination of the MGAM Swap.

(c)	Aquila shall calculate Market Exposure Damages pursuant to Section 19.7 of the Agreement. Notwithstanding any provisions in the Agreement to the contrary, MGAM and Aquila agree that the Market Exposure Calculation Date shall be the same date as the early termination calculation date for the Swaps, which has been designated by CIBC as July 30, 2004,and that the amount of the Market Exposure Damages shall be identical to the early termination amounts under the Swaps.

6.	Release.

(a)	Each of AMS and ILA, and each of their respective successors and assigns, hereby agrees not to sue, and agrees to cause its subsidiaries not to sue, and forever releases and discharges MGAM and each of its Related Parties (as defined in Section 20 of this Termination Agreement) from all Claims and Damages (as defined in Section 20 of this Termination Agreement) which each now has or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever relating to or arising out of (i) the Agreement or the agreements or instruments ancillary thereto, or (ii) the Early Termination, excepting only any Claims and Damages arising out of an undertaking or promise contained in this Termination Agreement or the Letter Agreement, or any of those provisions of the Agreement that survive this Termination Agreement in accordance with this Termination Agreement.

(b)	Effective upon receipt of the Termination Payment and the Supplementary Amount, MGAM, and each of its respective successors and assigns, hereby agrees not to sue, and agrees to cause its subsidiaries not to sue, and forever releases and discharges AMS and ILA and each of their respective Related Parties from all Claims and Damages which each now has or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever relating to or arising out of (i) the Agreement or the agreements or instruments ancillary thereto, or (ii) the Early Termination, excepting only any Claims and Damages arising out of an undertaking or promise contained in this Termination Agreement or the Letter Agreement, or any of those provisions of the Agreement that survive this Termination Agreement in accordance with the express terms of this Termination Agreement.

(c)	Effective upon receipt of the Termination Payment and the Supplemetary Amount, MGAM, and each of its respective successors and assigns, hereby agrees not to sue and agrees to cause its subsidiaries not to sue, and forever releases and discharges the Surety and Co-Surety and each of their respective direct and indirect parents and Related Parties from any and all Claims and Damages by reason of any matter, cause or thing whatsoever relating to or arising out of the Agreement or the agreements or instruments ancillary thereto, the Early Termination or the Surety Bond, and the Surety Bond is hereby fully and unconditionally discharged and no longer in force or effect. Furthermore, MGAM waives reliance upon any statute or precedent that would limit the scope of this release.

7.	Confidentiality; Public Statements.

(a)	No Party nor any of its successors, assigns or subsidiaries or any of their respective officers, directors, advisors (including financial advisors), employees, representatives, attorneys or agents shall publicly make, directly or indirectly, any disparaging or negative statements concerning any other Party or any of its successors, assigns, subsidiaries or affiliates or any of their respective Related Parties.

(b)	Except as required by (i) applicable law or rules of any relevant securities exchange, or (ii) any requirements under federal or state law with respect to disclosure for the Bonds or other indebtedness incurred by or on behalf of MGAM, or (iii) any requirements under Mississippi public meeting or public records laws, or (iv) an order of any court or regulatory authority of competent jurisdiction, no Party may, directly or indirectly, make or cause to be made any subsequent public announcement or press release or issue any subsequent public notice regarding the subjects of such press release without the prior written consent of the other Parties.

8.	Cooperation and Further Assurances. The Parties shall cooperate with each other to execute such further instruments, documents and agreements and give any further written assurances as may be reasonably requested by any other Party to evidence and reflect the transactions contemplated hereby and to carry into effect the intents and purposes of this Termination Agreement.

9.	Representations and Warranties of MGAM. MGAM represents as follows:

(a)	Organization. MGAM is a local distribution company of the State of Mississippi organized and existing under the laws of the State of Mississippi and has full corporate power and authority to carry out the terms of this Termination Agreement.

(b)	Authorization, etc. MGAM has full power and authority to enter into this Termination Agreement and to perform its obligations under this Termination Agreement. The execution, delivery and performance by MGAM of this Termination Agreement and the consummation by MGAM of the transactions contemplated by this Termination Agreement have been duly authorized by all requisite corporate action on the part of MGAM.

(c)	Execution. This Termination Agreement has been duly executed and delivered by MGAM and constitutes the legal, valid and binding obligation of MGAM, enforceable against MGAM in accordance with its terms, except as limited by laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(d)	Consents. No authorization, approval, consent, or order of, or a registration or filing with, any court, governmental agency, or other third party is required on the part of MGAM for the execution, delivery, and performance of this Termination Agreement.

(e)	Conflicts. The execution, delivery and performance of this Termination Agreement by MGAM (i) will not violate any law or regulation applicable to it or any order, writ or decree of any court or governmental agency by which it or any of its property is bound, (ii) will not violate any provision of the governing documents of MGAM; and (iii) will not violate or constitute a default under any material agreement to which it is a party or by which or any of its property is bound.

10.	Representations and Warranties of AMS and ILA. AMS and ILA, jointly and severally, represent as follows:

(a)	Organization. AMS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. ILA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)	Authorization, etc. Each of AMS and ILA has full power and authority to execute and deliver this Termination Agreement and to consummate the transactions contemplated by this Termination Agreement and to perform its obligations under this Termination Agreement. The execution, delivery and performance by AMS and ILA of this Termination Agreement and the consummation by AMS and ILA of the transactions contemplated by this Termination Agreement have been duly authorized by all requisite corporate action on the part of each of AMS and ILA and no other corporate proceedings on the part of AMS or ILA are necessary to authorize this Termination Agreement or to consummate such transactions.

(c)	Execution. This Termination Agreement has been duly executed and delivered by AMS and ILA and constitutes the legal, valid and binding obligation of AMS and ILA, enforceable against each of them in accordance with its terms, except as limited by laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(d)	Consents. No authorization approval, consent or order of, or a registration or filing with any court, governmental agency, or other third party is required on the part of Aquila for the execution, delivery, and performance of this Termination Agreement.

(e)	Conflicts. The execution, delivery and performance of the Termination Agreement by Aquila (i) will not violate any law or regulation applicable to it or any order, writ or decree of any court or governmental agency by which it or any of its property is bound, (ii) will not violate any provision of the governing documents of Aquila; and (iii) will not violate or constitute a default under any material agreement to which it is a party or by which it or any of its property is bound.

11.	Representations and Warranties of the Surety. The Surety represents as follows:

(a)	Organization. The Surety is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.

(b)	Authorization, etc. The Surety has full power and authority to execute and deliver this Termination Agreement and to consummate the transactions contemplated by this Termination Agreement and to perform its obligations under this Termination Agreement. The execution, delivery and performance by the Surety of this Termination Agreement and the consummation by the Surety of the transactions contemplated by this Termination Agreement have been duly authorized by all requisite corporate action on the part of each of the Surety and no other corporate proceedings on the part of the Surety are necessary to authorize this Termination Agreement or to consummate such transactions.

(c)	Execution. This Termination Agreement has been duly executed and delivered by the Surety and constitutes the legal, valid and binding obligation of the Surety, enforceable against it in accordance with its terms, except as limited by laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(d)	Consents. No authorization, approval, consent, or order of, or a registration or filing with, any court, governmental agency, or other third party is required on the part of the Surety for the execution, delivery, and performance of this Termination Agreement.

(e)	Conflicts. The execution, delivery and performance of the Termination Agreement by the Surety (i) will not violate any law or regulation applicable to it or any order, writ or decree of any court or governmental agency by which it or any of its property is bound, (ii) will not violate any provision of the governing documents of the Surety; and (iii) will not violate or constitute a default under any material agreement to which it is a party or by which it or any of its property is bound.

12.	Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Termination Agreement shall be given to the addressees and by the means provided in the Agreement and Surety Bond, as applicable.

13.	Binding Effect. This Termination Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.

14.	Assignment; Successors; Third-Party Beneficiaries.

(a)	This Termination Agreement is not assignable by any Party without the prior written consent of all of the other Parties and any attempt to assign this Termination Agreement without such consent shall be void and of no effect.

(b)	This Termination Agreement shall inure to the benefit of, and be binding upon and enforceable by and against, the successors and permitted assigns of the respective Parties, whether or not so expressed. Nothing in this Termination Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the Parties hereto and the successors and assigns permitted by this Section 14(b), any right, remedy or claim under or by reason of this Termination Agreement.

15.	Amendment; Waivers, etc.

(a)	No amendment, modification or discharge of this Termination Agreement, and no waiver under this Termination Agreement, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. The waiver by any of the Parties of a breach of or a default under any of the provisions of this Termination Agreement or to exercise any right or privilege under this Termination Agreement, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges under this Termination Agreement.

(b)	The rights and remedies in this Termination Agreement are cumulative and, except as otherwise expressly provided herein, none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at law or in equity.

16.	Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Termination Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision in this Termination Agreement contained invalid, inoperative, or unenforceable to any extent whatsoever; provided, however, that if any of the provisions hereof are determined to be illegal, invalid or unenforceable, the parties shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the parties to the fullest extent possible.

17.	Counterparts. This Termination Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

18.	Governing Law. THE PROVISIONS OF THIS TERMINATION AGREEMENT AND THE RELATIONSHIP OF THE PARTIES SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI, WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAWS, AND THE LAWS OF THE UNITED STATES OF AMERICA. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS TERMINATION AGREEMENT OR THE SURETY BOND SHALL BE LITIGATED IN COURTS HAVING SITUS IN HINDS COUNTY, MISSISSIPPI.

19.	Limitation of Damages. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED IN THIS TERMINATION AGREEMENT, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY UNDER THIS TERMINATION AGREEMENT, AND THE OBLIGOR’S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE OBLIGOR’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, AND SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS AGREEMENT FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, IN TORT, CONTRACT, OR OTHERWISE. TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO ANY PROVISION OF THIS AGREEMENT IS AGREED BY THE PARTIES TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, AND THAT SUCH PAYMENT CONSTITUTES A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES.

20.	Certain Defined Terms. As used in this Termination Agreement, the following terms have the following meanings:

        Bond Indenture: that certain Indenture of Trust dated as of November 1, 2000 between the Bank and the Trustee under which the Bonds were issued.

        Claims and Damages: all claims, actions, debts, demands, accounts, judgments, rights, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, expenses, compensation, liability, responsibility, causes of action or suits of any kind whatsoever, at law or in equity, in tort or contract, known or unknown, disclosed or undisclosed, past, present or future.

        MGAM Resolution: that certain gas revenue note resolution, as amended and restated, adopted by MGAM on October 25, 2000.

        Party: means any of AMS, ILA, MGAM or the Surety.

        Related Party: with respect to any person, its successors, assigns, subsidiaries and affiliates (together with any present and former officers, directors, shareholders, advisors (including financial advisors), employees, representatives, attorneys and agents of each of the foregoing).

        Trustee: Trustmark National Bank, in its capacity as trustee under the Trust Indenture.

        IN WITNESS WHEREOF, the Parties have duly executed this Termination Agreement as of the date first above written.

AQUILA, INC.
By: /s/ Leslie J. Parrette, Jr.
Name: Leslie J. Parrette, Jr.
Title: Senior Vice President

AQUILA MERCHANT SERVICES, INC.
By: /s/ Brogan T. Sullivan
Name: Brogan T. Sullivan
Title: Vice President

MUNICIPAL GAS AUTHORITY OF MISSISSIPPI
By: /s/ Geoffrey Wilson
Name: Geoffrey Wilson
Title: Executive Director

ST. PAUL FIRE AND MARINE INSURANCE COMPANY
By: /s/ David M. Sasportas
Name: David M. Sasportas
Title: Vice President, Surety